UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 23, 2006

Kosan Biosciences Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31633	94-3217016
(Commission File Number)	(IRS Employer Identification No.)

3832 Bay Center Place, Hayward, CA 94545

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (510) 732-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 24, 2006, Kosan Biosciences Incorporated (the “Company”) entered into an employment offer letter (the “Offer Letter”) with Robert L. De Jager, M.D., F.A.C.P., pursuant to which Dr. De Jager will serve as the Company’s Senior Vice President, Clinical Development and Chief Medical Officer, effective as of November 6, 2006.

Pursuant to the terms of the Offer Letter, Dr. De Jager will receive an annual base salary of $325,000 and a one-time $50,000 sign on bonus. The sign on bonus must be repaid to the Company if Dr. De Jager leaves his employment with the Company within the first 12 months. Starting in 2007, Dr. De Jager will be eligible to participate in the Company’s executive officer cash bonus plan. The Company agreed to recommend to its Board of Directors that Dr. De Jager be able to earn a cash bonus of up to 35% of his annual base salary. The Company also agreed to provide Dr. De Jager with interim housing for up to 90 days and to reimburse him for the cost of the movement of his household goods (including packaging) from the San Diego area to the San Francisco area. The Offer Letter states that Dr. De Jager’s relocation is expected to occur within 12 months of his start date. These relocation expenses will be grossed up for tax purposes. The Offer Letter further provides for the granting of a stock option to purchase 150,000 shares of common stock (the “Stock Option”) under the Company’s 2006 Equity Incentive Plan at an exercise price per share equal to the closing price as reported on the Nasdaq Global Market on the trading day before Dr. De Jager’s first day of full-time employment with the Company. The Stock Option is subject to a four year vesting schedule, with one-fourth of the shares vesting after one year of employment and the remainder vesting in equal monthly increments over the remaining three years.

The foregoing description is subject to, and qualified in its entirety by, the Offer Letter, which is attached hereto as Exhibit 10.43 and incorporated herein by reference.

Item 2.02. Results Of Operations and Financial Condition.

On October 26, 2006, the Company publicly disseminated a press release announcing its financial results for the three and nine months ended September 30, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information under Item 2.02 in this Current Report on Form 8-K and the exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Officers; Appointment of Officers.

On October 23, 2006, the Company’s Board of Directors appointed Robert G. Johnson, Jr., M.D., Ph.D. as President of the Company in addition to his role as Chief Executive Officer. Information with respect to Dr. Johnson is hereby incorporated by reference from Item 5.02 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on February 17, 2006 and Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 4, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

10.43	Employment Agreement between the Company and Robert L. De Jager, M.D., F.A.C.P. dated October 24, 2006

99.1	Press Release entitled “Kosan Announces Third Quarter 2006 Financial Results and Highlights.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KOSAN BIOSCIENCES INCORPORATED

Dated: October 26, 2006	By:	/s/ Margaret A. Horn Margaret A. Horn, Senior Vice President, Legal and Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

10.43	Employment Agreement between the Company and Robert L. De Jager, M.D., F.A.C.P. dated October 24, 2006

99.1	Press Release entitled “Kosan Announces Third Quarter 2006 Financial Results and Highlights.”